Exhibit 99.1

Sutor Technology Group Limited Receives NASDAQ Non-Compliance Letter Due To Delay In Filing Quarterly Report on Form 10-Q

CHANGSHU, China, Nov. 25, 2014 /PRNewswire-FirstCall/ -- Sutor Technology Group Limited (the "Company" or "Sutor") (SUTR), one of the leading providers of fine finished steel products and services used by steel fabricators and other applications in a variety of industries, today announced that it received a letter from the Listing Qualifications Department of The NASDAQ Stock Market, on November 20, 2014 (the "Letter"), informing the Company that it does not comply with the Nasdaq continued listing requirements set forth in Nasdaq Listing Rule 5250(c)(1), which requires the timely filing of periodic reports because the Company has not yet filed its Form 10-Q for the period ended September 30, 2014 (the "Form 10-Q"), and  because the Company remains delinquent in filing its Form 10-K for the period June 30, 2014 (the "Form 10-K").

The Company has until December 15, 2014, to submit a plan to regain compliance with respect to the above delinquent reports. The Nasdaq Listing Rules provide that the Staff can grant the Company an exception of up to 180 calendar days from the filing's due date, or until April 13, 2015 to regain compliance if Nasdaq accepts the Company's plan of compliance.

As previously reported by the Company in its Form 12b-25 filed with the Securities and Exchange Commission on November 14, 2014, the filing of the Company's Form 10-Q has been delayed as a result of the change of the Company's auditor.

About Sutor Technology Group Limited

Sutor is one of the leading providers of fine finished steel products and services for fine finished steel products used by a variety of downstream applications. The Company utilizes a variety of in-house developed processes and technologies to convert steel manufactured by third parties into fine finished steel products, including hot-dip galvanized steel, pre-painted galvanized steel, acid-pickled steel, cold-rolled steel and welded steel pipe products. To learn more about the Company, please visit http://www.sutorcn.com/en/index.php.

Forward-Looking Statements

This press release includes certain statements that are not descriptions of historical facts, but are forward-looking statements in nature within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but not limited to, references to our plan to file both Form 10-K and Form 10-Q by the end of November 2014 and management's expectation to regain compliance of Nasdaq Listing Rules.  These forward-looking statements are only predictions and are not guarantees of performance. These statements are based on beliefs and assumptions of management, which in turn are based on currently available information. These forward-looking statements also involve risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. These risks and uncertainties include, but not limited to, the factors mentioned in the "Risk Factors" section of our Annual Report on Form 10-K for the fiscal year ended June 30, 2013, and other risks mentioned in our other reports filed with the Securities and Exchange Commission ("SEC"). Copies of filings made with the SEC are available through the SEC's electronic data gathering analysis retrieval system (EDGAR) at http://www.sec.gov. The words "believe," "expect," "anticipate," "project," "targets," "optimistic," "intend," "aim," "will" or similar expressions are intended to identify forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements.  We do not undertake any responsibility to update any of these forward-looking statements to conform our prior statements to actual results or revised expectations, except as expressly required by law.

For more information, please contact:

Investor Relations
Sutor Technology Group Limited
Tel: +86-512-5268-0988
Email: investor_relations@sutorcn.com